Exhibit 99.1

           (Text of graph posted to Ashland Inc.'s website concerning
                 Ashland Distribution's sales per shipping day)


                 Average Sales $ per Shipping Day ($, Millions)

             2000        2001         2002        2003        2004     2005
            ------      ------       ------      ------      ------   ------

January     11.733       10.993       9.567       10.842     11.777    15.187
February    12.813       11.712      10.109       11.555     12.575    15.530
March       12.898       11.378      10.503       11.607     12.549    15.524
April       13.944       11.713      10.330       11.806     13.302    15.631
May         12.995       10.756      10.506       11.469     13.442    15.664
June        13.209       10.630      10.668       11.710     13.282    14.971
July        12.664       10.330       9.966       11.042     13.166    14.774
August      12.377       10.230      10.281       11.379     13.707    14.535
September   12.745       10.636      10.749       11.540     14.062    16.319
October     12.163        9.877      10.415       11.453     14.340    15.870
November    12.215        9.806      11.054       12.262     15.234    16.688
December    11.526        8.565       9.420       10.174     13.772


                       Non-Durable Manufacturing Index (%)

            2000        2001         2002        2003        2004      2005
           ------      ------       ------      ------      ------    ------

January    100.0       98.9         97.6         96.0        95.9      99.4
February   100.4       98.5         96.9         96.5        96.7      99.4
March      101.2       97.4         97.4         96.7        96.9      99.5
April      101.5       97.5         97.3         95.8        97.6      99.1
May        101.4       97.4         97.6         95.4        98.1      99.3
June       101.3       96.8         98.4         95.3        98.0      99.5
July       100.8       96.3         98.3         95.4        98.5      99.4
August     100.2       96.7         97.9         95.2        98.5      98.8
September  100.4       96.6         97.9         95.5        98.0      97.3
October    99.8        97.0         96.8         95.5        99.0      98.1
November   99.8        96.6         96.3         96.3        99.0      98.2
December   99.6        96.6         96.1         96.1        99.2